UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2009

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 15, 2009, Noble International, Ltd. (the “Company”) entered into an Accommodation Agreement (the “Accommodation Agreement”) with General Motors Corporation, Ford Motor Company and Chrysler, LLC (collectively, the “Customers”).

Pursuant to the terms of the Accommodation Agreement, the Customers agreed to expedite payment of amounts owed to the Company, to refrain from resourcing their purchases of certain roll-formed products to other suppliers and to cooperate with the Company’s efforts to sell its roll-forming operations, provided the Company meets certain milestones. Under the Accommodation Agreement the Company agreed to cooperate with the Customers in resourcing their purchases of roll-formed products if the Company does not meet the milestones and granted the Customers an option to acquire dedicated tooling and equipment.

The Accommodation Agreement will continue until the earlier of: May 31, 2009; the completion of the Customers’ resourcing of laser-welded products and the sale of the Company’s roll-forming operations, or a resourcing of those operations if a sale does not occur by a specified date; or the occurrence of an event of default.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with execution of the Accommodation Agreement, the Memorandum of Understanding dated February 23, 2009 among the Company and the Customers, disclosed and described by the Company in previous Current Reports on Form 8-K, was terminated.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On April 16, 2009, the Company received a Nadaq Staff Determination letter (the “Determination”) indicating that the Company is subject to delisting as a result of its failure to pay certain fees required by Nasdaq Listing Rule 5210(d). Accordingly, unless the Company appeals the Determination, the Company will be delisted on April 27, 2009.

The Company is considering an appeal of the Determination to the Nasdaq Listing Qualifications Panel. There can be no assurance the Panel will grant a request for continued listing.

A copy of the Company’s press release announcing the Determination is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibit is being furnished herewith:

99.1    Noble International, Ltd. Press Release dated April 21, 2009

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements addressing operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results. These forward-looking statements are made on the basis of management’s assumptions and estimations when made and speak only as of the date thereof. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “would,” or “will” or variations of such words and similar expressions may identify such forward-looking statements. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; our ability to negotiate additional waivers or other accommodations from our lenders, if necessary; our ability to secure the continuation of favorable payment terms from our customers, if needed; our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Noble does not intend or undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD., a Delaware corporation

By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Chief Executive Officer

April 21, 2009

EXHIBIT INDEX

No.	Description of Exhibit
99.1	Noble International, Ltd. Press Release dated April 21, 2009